As filed with the Securities and Exchange Commission on October 22, 2003

Registration Statement No. 333-______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RIVERVIEW BANCORP, INC.
(Exact name of registrant as specified in its charter)

Washington	91-1838969
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

900 Washington Street, Suite 900 Vancouver, Washington	98660
(Address of principal executive offices)	(Zip code)

Riverview Bancorp, Inc. 2003 Stock Option Plan
(Full title of the plan)

Ronald A. Wysaske Chief Financial Officer Riverview Bancorp, Inc. 900 Washington Street, Suite 900 Vancouver, Washington 98660 (360) 693-6650	John F. Breyer, Jr., Esquire Breyer & Associates PC 8180 Greensboro Drive Suite 785 McLean, Virginia 22102 (703) 883-1100
(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $0.01 par value per share	229,277	$20.08(2)	$4,603,883	$373
(1)

Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Riverview Bancorp, Inc. 2003 Stock Option Plan as a result of a stock split, stock dividend or similar adjustment of the outstanding shares of the registrant.

(2)

Estimated in accordance with Rule 457(h), calculated on the basis of $20.08 per share, the average of the high and low share prices of Riverview Bancorp, Inc. common stock on the Nasdaq National Market on October 20, 2003.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Riverview Bancorp, Inc. 2003 Stock Option Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933.

        Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference

        The following documents previously or concurrently filed by Riverview Bancorp, Inc. (the "Registrant") with the Commission are hereby incorporated by reference in this Registration Statement and the prospectus to which this Registration Statement relates (the "Prospectus"):

(a)	the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2003 (File No. 0-22957) filed pursuant to the Securities Exchange Act of 1934;
(b)

all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in Item 3(a) above; and

(c)

the description of the Registrant's common stock, par value $0.01 per share, set forth in the Registrant's Registration Statement on Form 8-A, registering the Registrant's common stock, pursuant to Section 12(g) of the Securities Exchange Act of 1934, filed as of August 6, 1997 and all amendments thereto or reports filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and the Prospectus to be a part hereof and thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

        The Registrant shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Phyllis Kreibich, Corporate Secretary, Riverview Bancorp, Inc., 900 Washington Street, Suite 900, Vancouver, Washington 98660, telephone number (360) 693-6650.

        All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.     Description of Securities

                 Not Applicable

Item 5.     Interests of Named Experts and Counsel

                 Not Applicable

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Item 6.     Indemnification of Directors and Officers

        Article XIV of the Registrant's Articles of Incorporation requires indemnification of any person who is or was a director, officer, employee or agent of the Registrant and who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that the person is or was any agent of the Registrant, against expenses, judgments, fines, and amounts paid in settlement and incurred by that person in connection with such action, suit or proceeding.

        Chapter 23B.08 of the Revised Code of Washington provides for permissible, mandatory and court-ordered indemnification of directors, officers, employees and agents in certain circumstances. Sections 23B.08.500 through 23B.08.600 provide as follows:

        RCW 23B.08.500 Indemnification definitions. -- For purposes of RCW 23B.08.510 through 23B.08.600:
        (1) "Corporation" includes any domestic or foreign predecessor entity of a corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.
        (2) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the corporation's request if the director's duties to the corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.
        (3) "Expenses" include counsel fees.
        (4) "Liability" means the obligation to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding.
        (5) "Official capacity" means: (a) When used with respect to a director, the office of director in a corporation; and (b) when used with respect to an individual other than a director, as contemplated in RCW 23B.08.570, the office in a corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.
        (6) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.
        (7) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

        RCW 23B.08.510 Authority to indemnify. -- (1) Except as provided in subsection (4) of this section, a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if:
        (a) The individual acted in good faith; and
        (b) The individual reasonably believed:
        (i) In the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in its best interests; and
        (ii) In all other cases, that the individual's conduct was at least not opposed to its best interests; and
        (c) In the case of any criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful.
        (2) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (1)(b)(ii) of this section.
        (3) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.
        (4) A corporation may not indemnify a director under this section:
        (a) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

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        (b) In connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.
        (5) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

        RCW 23B.08.520 Mandatory indemnification. -- Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

        RCW 23B.08.530 Advance for expenses. -- (1) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:
        (a) The director furnishes the corporation a written affirmation of the director's good faith belief that the director has met the standard of conduct described in RCW 23B.08.510; and
        (b) The director furnishes the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct.
        (2) The undertaking required by subsection (1)(b) of this section must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.
        (3) Authorization of payments under this section may be made by provision in the articles of incorporation or bylaws, by resolution adopted by the shareholders or board of directors, or by contract.

        RCW 23B.08.540 Court-ordered indemnification. -- Unless a corporation's articles of incorporation provide otherwise, a director of a corporation who is a party to a proceeding may apply for indemnification or advance of expenses to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice the court considers necessary may order indemnification or advance of expenses if it determines:
        (1) The director is entitled to mandatory indemnification under RCW 23B.08.520, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification;
        (2) The director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in RCW 23B.08.510 or was adjudged liable as described in RCW 23B.08.510(4), but if the director was adjudged so liable the director's indemnification is limited to reasonable expenses incurred unless the articles of incorporation or a bylaw, contract, or resolution approved or ratified by the shareholders pursuant to RCW 23B.08.560 provides otherwise; or
        (3) In the case of an advance of expenses, the director is entitled pursuant to the articles of incorporation, bylaws, or any applicable resolution or contract, to payment or reimbursement of the director's reasonable expenses incurred as a party to the proceeding in advance of final disposition of the proceeding.

        RCW 23B.08.550 Determination and authorization of indemnification. -- (1) A corporation may not indemnify a director under RCW 23B.08.510 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in RCW 23B.08.510.
        (2) The determination shall be made:
        (a) By the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;
        (b) If a quorum cannot be obtained under (a) of this subsection, by majority vote of a committee duly designated by the board of directors, in which designation directors who are parties may participate, consisting solely of two or more directors not at the time parties to the proceeding;
        (c) By special legal counsel:
        (i) Selected by the board of directors or its committee in the manner prescribed in (a) or (b) of this subsection; or
        (ii) If a quorum of the board of directors cannot be obtained under (a) of this subsection and a committee cannot be designated under (b) of this subsection, selected by majority vote of the full board of directors, in which selection directors who are parties may participate; or

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        (d) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.
        (3) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (2)(c) of this section to select counsel.

        RCW 23B.08.560 Shareholder authorized indemnification and advancement of expenses. -- (1) If authorized by the articles of incorporation, a bylaw adopted or ratified by the shareholders, or a resolution adopted or ratified, before or after the event, by the shareholders, a corporation shall have power to indemnify or agree to indemnify a director made a party to a proceeding, or obligate itself to advance or reimburse expenses incurred in a proceeding, without regard to the limitations in RCW 23B.08.510 through 23B.08.550, provided that no such indemnity shall indemnify any director from or on account of:
        (a) Acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law;
        (b) Conduct of the director finally adjudged to be in violation of RCW 23B.08.310; or
        (c) Any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.
        (2) Unless the articles of incorporation, or a bylaw or resolution adopted or ratified by the shareholders, provide otherwise, any determination as to any indemnity or advance of expenses under subsection (1) of this section shall be made in accordance with RCW 23B.08.550.

        RCW 23B.08.570 Indemnification of officers, employees, and agents. -- Unless a corporation's articles of incorporation provide otherwise:
        (1) An officer of the corporation who is not a director is entitled to mandatory indemnification under RCW 23B.08.520, and is entitled to apply for court-ordered indemnification under RCW 23B.08.540, in each case to the same extent as a director;
        (2) The corporation may indemnify and advance expenses under RCW 23B.08.510 through 23B.08.560 to an officer, employee, or agent of the corporation who is not a director to the same extent as to a director; and
        (3) A corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with law, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

        RCW 23B.08.580 Insurance. -- A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify the individual against the same liability under RCW 23B.08.510 or 23B.08.520.

        RCW 23B.08.590 Validity of indemnification or advance for expenses. -- (1) A provision treating a corporation's indemnification of or advance for expenses to directors that is contained in its articles of incorporation, bylaws, a resolution of its shareholders or board of directors, or in a contract or otherwise, is valid only if and to the extent the provision is consistent with RCW 23B.08.500 through 23B.08.580. If articles of incorporation limit indemnification or advance for expenses, indemnification and advance for expenses are valid only to the extent consistent with the articles of incorporation.
        (2) RCW 23B.08.500 through 23B.08.580 do not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with the director's appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent to the proceeding.

        RCW 23B.08.600 Report to shareholders. -- If a corporation indemnifies or advances expenses to a director under RCW 23B.08.510, 23B.08.520, 23B.08.530, 23B.08.540, or 23B.08.560 in connection with a proceeding by or

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in the right of the corporation, the corporation shall report the indemnification or advance in the form of a notice to the shareholders delivered with or before the notice of the next shareholders' meeting.

Item 7.     Exemption From Registration Claimed

                 Not Applicable

Item 8.     Exhibits

                The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

Exhibit Number	Description of Document

4.1	Articles of Incorporation of the Registrant (1)

4.2	Bylaws of the Registrant (1)

4.3	Form of Certificate of Common Stock of the Registrant (1)

5	Opinion of Breyer & Associates PC

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Breyer & Associates PC (contained in its opinion filed as Exhibit 5)

24	Power of attorney (contained in the signature page of the Registration Statement)

99	Riverview Bancorp, Inc. 2003 Stock Option Plan (2)

(1)	Filed as an exhibit to the Registrant's Registration Statement on Form S-1 (333-30203), filed with the Commission on June 27, 1997, and incorporated herein by reference.
(2)	Filed as an exhibit to the Registrant's Definitive Annual Meeting Proxy Statement (000-22957), filed with the Commission on June 5, 2003, and incorporated herein by reference.

Item 9.     Undertakings

                (a)     The undersigned Registrant hereby undertakes:

                            1.     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                            2.     That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

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                            3.     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                (b)     The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officer and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Vancouver, State of Washington, on the 15th day of October, 2003.

                                                                                            RIVERVIEW BANCORP, INC.

                                                                                            By: /s/ Patrick Sheaffer
                                                                                                   Patrick Sheaffer
                                                                                                   Chairman of the Board, President and Chief Executive Officer
                                                                                                   (Duly Authorized Representative)

POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Patrick Sheaffer his true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.

Signature	Title	Date

/s/ Patrick Sheaffer Patrick Sheaffer	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	October 15, 2003

/s/ Ronald A. Wysaske Ronald A. Wysaske	Executive Vice President, Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)	October 15, 2003

/s/ Robert K. Leick Robert K. Leick	Director	October 15, 2003

/s/ Paul L. Runyan Paul L. Runyan	Director	October 15, 2003

/s/ Edward R. Geiger Edward R. Geiger	Director	October 15, 2003

/s/ Gary R. Douglass Gary R. Douglass	Director	October 15, 2003

/s/ Michael D. Allen Michael D. Allen	Director	October 15, 2003

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RIVERVIEW BANCORP, INC.

EXHIBIT INDEX

Exhibit Number	Description of Document

4.1	Articles of Incorporation of the Registrant (1)

4.2	Bylaws of the Registrant (1)

4.3	Form of Certificate of Common Stock of the Registrant (1)

5	Opinion of Breyer & Associates PC

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Breyer & Associates PC (contained in its opinion filed as Exhibit 5)

24	Power of attorney (contained in the signature page of the Registration Statement)

99	Riverview Bancorp, Inc. 2003 Stock Option Plan (2)

(1)	Filed as an exhibit to the Registrant's Registration Statement on Form S-1 (333-30203), filed with the Commission on June 27, 1997, and incorporated herein by reference.

(2)	Filed as an exhibit to the Registrant's Definitive Annual Meeting Proxy Statement (000-22957), filed with the Commission on June 5, 2003, and incorporated herein by reference.

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Exhibit 5

Opinion of Breyer & Associates PC

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[Letterhead of Breyer & Associates PC]

                                                                                                October 21, 2003

Board of Directors
Riverview Bancorp, Inc.
900 Washington Street, Suite 900
Vancouver, Washington 98660

Gentlemen:

        We have acted as special counsel to Riverview Bancorp, Inc., a Washington corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission ("Registration Statement") under the Securities Act of 1933, as amended, relating to shares of common stock, par value $0.01 per share (the "Common Stock") pursuant to the grant or exercise of stock options ("Options") of the Company which may be issued pursuant to the terms of the Riverview Bancorp, Inc. 2003 Stock Option Plan (the "Plan"), all as more fully described in the Registration Statement. The Registration Statement also registers an indeterminate number of additional shares which may be necessary to adjust the number of shares registered thereby for issuance as the result of a stock split, stock dividend or similar adjustment of the number of issued and outstanding shares of Common Stock. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

        We have reviewed the Registration Statement, the Articles of Incorporation and Bylaws of the Company, the Plan, a specimen stock certificate evidencing the Common Stock and such other documents and records as we have deemed necessary for purposes of this opinion. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of the Company and such other instruments, certificates and representations of public officials, officers and representatives of the Company as we have deemed applicable or relevant as a basis for the opinions set forth below. In addition, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformance in all respects of copies to originals. Furthermore, we have made such factual inquiries and reviewed such laws as we determined to be relevant for the purposes of this opinion.

        For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to the exercise of Options will continue to be validly authorized on the dates the Common Stock is issued pursuant to the exercise of the Options, (ii) on the dates the Options are exercised, the Options will constitute valid, legal and binding obligations of the Company and will be enforceable as to the Company in accordance with their terms (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally); (iii) no change occurs in applicable law or the pertinent facts; (iv) the Options are exercised in accordance with the terms of the Plan and any separate agreement evidencing the grant of such Options pursuant to the Plan and the exercise price due therefor, if any, is paid in accordance with the terms thereof; and (v) the provisions of "blue sky" and other securities laws as may be applicable have been complied with to the extent required.

        Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the Plan, upon receipt by the Company of the consideration required thereby, as applicable, will be legally issued, fully paid and non-assessable shares of Common Stock.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8.

                                                                                                        Sincerely,

                                                                                                        /s/ Breyer & Associates PC

                                                                                                        BREYER & ASSOCIATES PC

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Exhibit 23.1

Consent of Deloitte & Touche LLP

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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Riverview Bancorp, Inc. on Form S-8 of our report dated May 2, 2003, appearing in the Annual Report on Form 10-K of Riverview Bancorp, Inc. for the year ended March 31, 2003.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Portland, Oregon
October 21, 2003

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